Exhibit 10.32

FIRST AMENDMENT

This FIRST AMENDMENT, made and entered into as of this 22nd day of December, 2005, supplements, forms part of, and is subject in all respects to, that certain Consulting Agreement dated as of January 1, 2002, by and between Waddell & Reed, Inc. (the “Company”) and Robert L. Hechler (“Consultant”) (the “Agreement”).  Capitalized terms used herein, unless otherwise defined, have the meanings specified in the Agreement.

WITNESSETH:

WHEREAS, the Company and Consultant entered into the Agreement whereby the Company engaged Consultant as an independent consultant to assist with the daily business and affairs of the Company; and

WHEREAS, the Agreement commenced on January 1, 2002 (the “Effective Date”) and is effective for five (5) successive years beginning on the Effective Date; and

WHEREAS, the Agreement terminates on December 31, 2006 (the “Termination Date”); and

WHEREAS, the Company wishes to retain Consultant’s services for an additional year beyond the Termination Date; and

WHEREAS, Company and Consultant wish to extend the terms of the Agreement and amend the Agreement to provide for an extension of the Termination Date.

NOW, THEREFORE, in recognition of the mutual promises herein, and other good and valuable consideration, the parties agree as follows:

1.                                       The first sentence of Section 2 of the Agreement is amended to read as follows:

The term of this Agreement is six (6) successive years beginning on the Effective Date, unless terminated earlier as set forth in this Section 2.

2.                                       That all other terms of the Agreement will remain in full force and effect without amendment or interruption.

IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed as of the date first above written.

WADDELL & REED, INC.		CONSULTANT

By:	/s/ Daniel P. Connealy	By:	/s/ Robert L. Hechler
Daniel P. Connealy		Robert L. Hechler
Senior Vice President